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                                                                    Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan of Dendreon Corporation of our report dated February 18, 2000 (except for Note 13, as to which the date is June 13, 2000) with respect to the financial statements of Dendreon Corporation included in its Registration Statement (Form S-1 No. 333-31920) filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

Seattle, Washington
June 15, 2000